EXHIBIT 3.1c

ROSS MILLER

Secretary of State
204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708

Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller	20110264614
Filing Date and Time
Secretary of State	04/07/2011 3:45 PM
State of Nevada	Entity Number
C17574-2002

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                   ABOVE SPACE IS FOR OFFICE USE ONLY
1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ___and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Sky Power Solutions Corp.
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

and,
Superlattice Power, Inc.
Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust. Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                       ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger -NRS 92A.1 90):
Attn:	Stacey Fling
4894 Lone Mountain Road, #168
Las Vegas, NV 89130
3) (Choose one)

[  ] The under signed declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[X] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.180) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [  ] and attach an 81/2 x 11 blank sheet containing the required information for each additional entity):
(a) Owner's approval was not required from
Sky Power Solutions Corp. Name of merging entity, if applicable Name of merging entity, if applicable and, or; Superlattice Power, Inc. Name of Surviving Entity, if applicable	~

Nevada Secretary of State 92A Merger Page 2 Revised: 7-1-08

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                       ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3 Revised: 7-1-08

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (N RS 92A. 160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4 Revised: 7-1-08

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I of the Articles of Incorporation is amended to read as follows:

The name of the Corporation is Sky Power Solutions Corp.

6) Location of Plan of Merger (check a or b):

[  ] (a) The entire plan of merger is attached; or,

[X] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.1 80 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5 Revised: 7-1-08

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                             ABOVE SPACE IS FOR OFFICE USE ONLY

8)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box 1-1 and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Sky Power Solutions Corp.

Name of merging entity

X /s/ Mehboob Charania	President	April 7, 2011

Signature	Title	Date

Superlattice Power, Inc.

Name of surviving entity

X /s/ Mehboob Charania	President	April 7, 2011

Signature	Title	Date

•
The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6 Revised: 7-1-08